UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934
February 28, 2017
 Date of Report (Date of earliest event reported)
REPUBLIC FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

50 South 16th Street, Philadelphia, Pennsylvania		19102
(Address of principal executive offices)		(Zip Code)

(215) 735-4422 Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On February 28, 2017, Robert J. Coleman, a Class II director of Republic First Bancorp, Inc. (the "Company"), provided the Company notice of his resignation from the board of directors, effective immediately.  Mr. Coleman has decided to retire from his position on the board for health reasons. He served on the board of directors of the Company and its wholly owned banking subsidiary, Republic Bank, since 2003.  Mr. Coleman's resignation did not result from a disagreement on any matter relating to the Company's operations, policies or practices.  Also, on February 28, 2017, the board of directors of the Company elected Lisa R. Jacobs as a Class II director of the Company, effective immediately, to fill the vacancy created by the resignation of Mr. Coleman. Ms. Jacobs is a partner at DLA Piper, a leading global law firm specializing in business law. There were no arrangements or understandings between Ms. Jacobs and any other persons pursuant to which she was selected as a director.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Dated: March 6, 2017
	By:	/s/ Frank A. Cavallaro
Frank A. Cavallaro
Executive Vice President and
Chief Financial Officer